EXHIBIT 99.1
FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Ronald L. Justice
Fentura Financial, Inc.
(810) 714-3902

April 20, 2007
For Immediate Release
FENTURA FINANCIAL, INC. REPORTS FIRST QUARTER EARNINGS
     Fenton, Michigan—April 20, 2007—Fentura Financial, Inc. (trading symbol: FETM), the holding company for The State Bank of Fenton, Michigan, Davison State Bank of Davison, Michigan, and West Michigan Community Bank of Hudsonville, Michigan, today announced earnings of $948,000 or $.44 per diluted share for the quarter ended March 31, 2007. This represents a 21.5% decrease from the earnings of $1,207,000 or $.56 per diluted share for the first quarter of 2006.
FINANCIAL HIGHLIGHTS FOR THE QUARTER ENDED MARCH 31, 2007
1.	Total revenues increased 3.5 % driven by a 3.5% increase in interest income and a 3.8% increase in non-interest income.

2.	Total gross loans increased $8,833,000 or 2.0% to $459,826,000 from December 31, 2006.

3.	Total deposits of $531,349,000 increased $2,794,000 or 0.5% compared to December 31, 2006.

4.	The net interest margin of 3.94% increased slightly from the 3.90% reported for the 4th quarter of 2006, but fell below the 4.26% level reported following the first quarter of 2006.

5.	Return on average shareholder equity was 7.40% for the quarter ended March 31, 2007, a decline from the 10.21% reported for the same period in 2006.

6.	Non-performing loans as a percent of total loans were 1.03% at March 31, 2007, an increase from 0.46% reported at the end of the first quarter of 2006.
COMPONENTS OF THE FIRST QUARTER RESULTS
     First quarter 2007 total revenue of $11,811,000 increased $400,000 or 3.5% over the $11,411,000 reported following the first quarter of 2006. Total interest income for the quarter increased $332,000 or 3.5% over the same quarter in 2006. Continued loan growth and improved earning asset yields contributed to the increased interest income. First quarter 2007 non-interest income of $1,865,000 also increased compared to the same quarter in 2006. A $124,000 or 32.4% increase in Trust and Investment income was the primary contributor to the improved quarter to quarter results. Net interest income was down when comparing the two quarters due to increased interest expense in 2007 as market rates increased and deposit balances transitioned to higher cost certificates of deposit. Accordingly, the net interest margin for the quarter ended March 31, 2007 declined to 3.94% as compared to the 4.26% reported for the quarter ending March 31, 2006.
     First quarter 2007 non-interest expense of $5,496,000 declined 1.3% compared to the $5,569,000 reported following the first quarter of 2006, a reflection of subsidiary bank efforts to control operating expenses in light of the margin compression mentioned earlier.
     Provision for loan losses expense was $439,000 for the quarter ended March 31, 2007 compared to $400,000 for the quarter ended March 31, 2006. The company performs a quarterly analysis of the adequacy of the allowance for loan losses to determine the necessary provision expense and allowance balance to cover identified losses based upon information available at the time regarding asset quality, loan trends and other economic factors. The provision recorded is a result of this computation. At March 31, 2007 the allowance for loan losses to gross loans was 1.51% compared to the 1.44% at March 31, 2006.
     Total assets of the company of $624,952,000 at March 31, 2007 were comparable to the $624,320,000 reported at March 31, 2006. At March 31, 2007, gross loans totaled $459,826,000 an increase of 1.6% or $7,442,000 above the level of $452,384,000 reported at March 31, 2006. Commercial loans increased $38,284,000 offsetting a $21,476,000 decline in construction loans, a $8,581,000 decline in consumer loans and a modest decline in real estate loans. Total deposits of $531,349,000 at March 31, 2007 declined nominally from the $533,965,000 reported at the end of the first quarter 2006.
     The return on average shareholders equity for the quarter ended March 31, 2007 was 7.40% compared to 10.21% reported following the first quarter of 2006. Cash dividends paid to shareholders in the first quarter 2007 increased 11.3% from $541,000 paid in 2007 as compared to the $486,000 paid during the comparable quarter of 2006.
     According to Fentura Financial, Inc. President and CEO Donald L. Grill, “the year to year decline in net income was a result of margin compression caused by the interest rate environment and competitive pressures as well as the softening of the Michigan economy. Our bankers are continuing to develop and implement pricing and growth strategies and working hard at controlling expenses in an attempt to maximize our performance during these challenging times.”
     Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving in Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving the Davison area; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
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CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
	2007	2006	2006	2006	2006

ASSETS

Cash and cash equivalents
Cash and due from banks	$17,236	$19,946	$17,473	$19,346	$19,156
Short term investments	6,100	9,500	8,950	6,900	8,650

Total cash & cash equivalents	23,336	29,446	26,423	26,246	27,806

Securities:
Securities available for sale	88,783	91,104	92,557	92,646	93,217
Securities held to maturity	10,441	11,899	12,202	16,958	15,395

Total securities	99,224	103,003	104,759	109,604	108,612
Loans held for sale	2,352	2,226	2,079	679	1,695
Loans:
Commercial	298,338	272,401	268,305	265,097	260,054
Real estate — construction	64,973	78,927	82,414	87,908	86,449
Real estate — mortgage	35,562	36,867	37,963	37,076	36,347
Consumer	60,953	62,798	65,090	66,896	69,534

Total loans	459,826	450,993	453,772	456,977	452,384
Less: Allowance for loan losses	(6,962)	(6,692)	(6,625)	(6,682)	(6,518)

Net loans	452,864	444,301	447,147	450,295	445,866

Bank owned life insurance	6,872	6,815	6,736	6,683	6,642
Bank premises and equipment	19,509	16,854	16,564	16,665	15,350
Federal Home Loan Bank stock	2,032	2,032	2,172	2,432	2,300
Accrued interest receivable	3,313	2,985	3,079	2,837	2,830
Goodwill	7,955	7,955	7,955	7,955	7,955
Acquisition intangibles	683	759	835	912	988
Other assets	6,813	5,922	5,215	4,857	4,276

TOTAL ASSETS	$624,952	$622,298	$622,964	$629,165	$624,320

LIABILITIES & SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	77,790	74,887	75,564	77,463	77,652
Interest bearing deposits	453,559	453,668	456,021	456,937	456,313

Total deposits	531,349	528,555	531,585	534,400	533,965

Short-term borrowings	450	1,500	1,251	6,565	20
Federal Home Loan Bank Advances	11,052	11,052	11,091	12,130	14,189
Repurchase agreements	10,000	10,000	10,000	10,000	10,000
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Accrued interest, taxes & other liabilities	5,797	5,873	5,094	4,026	4,420

Total liabilities	572,648	570,980	573,021	581,121	576,594

STOCKHOLDERS’ EQUITY
Common stock — no par value 5,000,000 shares authorized	42,476	42,158	41,978	41,810	34,798
Retained earnings	10,524	10,118	9,149	8,358	14,431
Accumulated other comprehensive income (loss)	(696)	(958)	(1,184)	(2,124)	(1,503)

Total stockholders’ equity	52,304	51,318	49,943	48,044	47,726

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$624,952	$622,298	$622,964	$629,165	$624,320

* Common stock shares issued & outstanding	2,162,107	2,152,862	2,147,408	2,142,496	2,130,564

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	1.03%	1.13%	0.44%	0.44%	0.46%
Allowance for Loan Losses as a % of Non-Performing Loans	146.02%	131.16%	333.58%	330.14%	312.91%
Accruing Loans Past Due 90 Days More to Total Loans	0.11%	0.51%	0.02%	0.04%	0.02%
Non-Performing Assets as a % of Total Assets	1.12%	1.08%	0.48%	0.44%	0.35%

Quarterly Average Balances:
Total Loans	452,274	452,334	451,301	455,734	446,889
Total Earning Assets	569,289	569,756	577,454	573,687	570,751
Total Shareholders’ Equity	51,968	51,253	48,844	48,223	47,937
Total Assets	622,594	620,960	630,713	622,474	619,398
Diluted Shares Outstanding	2,160,899	2,155,400	2,149,598	2,135,056	2,137,265

*	Per share data adjusted for 10% stock dividend paid August 4, 2006

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands, except per share data)
UNAUDITED

	Three Months ended
	March 31	Dec 31	Sept 30	June 30	March 31
	2007	2006	2006	2006	2006

Interest income:
Interest & fees on loans	$8,647	$8,920	$8,929	$8,852	$8,430
Interest & dividends on securities:
Taxable	917	865	860	852	883
Tax-exempt	215	202	205	196	207
Interest on federal funds sold	167	124	218	79	94

Total interest income	9,946	10,111	10,212	9,979	9,614

Interest expense:
Deposits	3,961	3,964	3,943	3,594	3,241
Borrowings	585	552	567	540	507

Total interest expense	4,546	4,516	4,510	4,134	3,748

Net interest income	5,400	5,595	5,702	5,845	5,866
Provision for loan losses	439	240	240	240	400

Net interest income after provision for loan losses	4,961	5,355	5,462	5,605	5,466

Non-interest income:
Service charges on deposit accounts	851	958	989	950	831
Gain on sale of mortgage loans	84	171	124	157	163
Trust & investment services income	507	382	372	417	383
Loss on sale of securities	—	—	(2)	—	—
Other income and fees	423	507	457	364	420

Total non-interest income	1,865	2,018	1,940	1,888	1,797

Non-interest expense:
Salaries & employee benefits	3,247	2,894	3,197	3,313	3,334
Occupancy	503	459	457	510	432
Furniture and equipment	525	539	541	551	508
Loan and collection	91	93	72	84	71
Advertising and promotional	112	130	140	201	153
Other operating expenses	1,018	1,086	1,096	1,054	1,071

Total non-interest expense	5,496	5,201	5,503	5,713	5,569

Income before federal income taxes	1,330	2,172	1,899	1,780	1,694
Federal income taxes	382	665	563	522	487

Net Income	$948	$1,507	$1,336	$1,258	$1,207

*Per Share Data:
Basic earnings	$0.44	$0.70	$0.62	$0.59	$0.57
Diluted earnings	$0.44	$0.70	$0.62	$0.59	$0.56
Cash dividends declared	$0.25	$0.25	$0.23	$0.23	$0.23

Performance Ratios:
Return on Average Assets	0.62%	0.96%	0.84%	0.81%	0.79%
Return on Average Equity	7.40%	11.66%	10.85%	10.46%	10.21%
Net Interest Margin (FTE)	3.94%	3.90%	4.01%	4.17%	4.26%
Book Value Per Share	$24.19	$24.08	$23.25	$20.38	$22.33
Net Charge-offs	169	173	297	76	183
Ratio of Net charge-offs to Gross Loans	0.04%	0.04%	0.12%	0.06%	0.04%

*	Per share data adjusted for 10% stock dividend paid August 4, 2006